Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

April 28, 2014	Company Contact
FOR IMMEDIATE RELEASE	Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS, INC. DECLARES DIVIDEND
FOR THIRD QUARTER OF FISCAL 2014

ST. LOUIS, April 28, 2014. Energizer Holdings, Inc. (NYSE: ENR) announced that its Board of Directors has declared a dividend for the third quarter of its fiscal 2014 of $0.50 per share of Common Stock, payable on June 11, 2014 to all shareholders of record as of the close of business on May 21, 2014.

About Energizer:
Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of personal care and household products. Energizer's Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories. Our portfolio includes well established brand names such as Schick(R) and Wilkinson Sword(R) men's and women's shaving systems and disposables; Edge(R) and Skintimate(R) shave preparations; Playtex(R) tampons, gloves and infant feeding products; Banana Boat(R) and Hawaiian Tropic(R) sun care products and Wet Ones(R) moist wipes. Energizer's Household Products Division offers consumers the broadest range of portable power solutions, anchored by our universally recognized Energizer(R) and Eveready(R) brands.

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